UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As of June 29, 2007, 3D Systems Corporation (the “Company”) entered into Amendment No. 6 to Loan and Security Agreement (“Amendment No. 6”) with Silicon Valley Bank (the “Bank”), 3D Systems, Inc. and the other parties thereto pursuant to which the parties agreed to amend certain provisions of the Loan and Security Agreement (the “Loan and Security Agreement”) dated as of June 30, 2004 (as previously amended by Amendments Nos. 1 through 5) relating to the credit facility between the Company and the Bank.
     Amendment No. 6 extends the Revolving Maturity Date until October 1, 2007 and provides for a suspension of the requirement that the Company comply with the financial covenants under the Loan and Security Agreement for the calendar quarter ended June 30, 2007 so long as the Company satisfies certain conditions, which the Company expects to satisfy.
     The amendment also amends the borrowing base tied to the Company’s accounts receivable that is contained in the Loan and Security Agreement to explicitly include certain receivables that would otherwise have been excluded. The Amendment No. 6 also decreased the borrowing margins for prime-rate loans to 0 basis points for such loans and the borrowing margins for LIBOR-rate loans to 275 basis points for such loans. The Company paid the Bank a $9,375 fee in connection with this amendment.
     The foregoing summary is subject to and qualified in its entirety by the terms of the Amendment No. 6 attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 8.01. Other Events.
     On July 2, 2007, the Company issued a press release in connection with Amendment No. 6. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 6 to Loan and Security Agreement dated as of June 30, 2007 among Silicon Valley Bank, 3D Systems Corporation, 3D Systems, Inc. and the other parties thereto.

99.1	Press Release, dated July 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: July 2, 2007

	By:	/s/ Robert M. Grace, Jr.

(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 6 to Loan and Security Agreement dated as of June 30, 2007 among Silicon Valley Bank, 3D Systems Corporation, 3D Systems, Inc. and the other parties thereto.

99.1	Press Release, dated July 2, 2007.